UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 22, 2005

FactSet Research Systems Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7
Norwalk, Connecticut 06851-1091
(Address of principal executive offices)

(203) 810-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On March 22, 2005, FactSet Research Systems Inc. issued a press release announcing its results for the three months ended February 28, 2005. The press release is attached as Exhibit 99.1 to this report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

                      (c)     Exhibits

Exhibit
No.	Description
–––––	––––––––––––––––––––––––––––––
99.1	Press Release, dated as of March 22, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)
By:

Date:	March 22, 2005	/s/ PETER G. WALSH
––––––––––––––––––––––––––––––––––
Peter G. Walsh
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit
No.	Description of Document
–––––	––––––––––––––––––––––––––––––––––––––––––––––––––––––––
99.1	Press Release of Registrant, dated March 22, 2005 reporting the results of operations for the Registrant’s second fiscal quarter ended February 28, 2005.

FactSet Research Systems Inc.
601 Merrit 7
Norwwalk, Connecticut   06851
203.810.1000/ 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports Results for Second Quarter of Fiscal Year 2005

Norwalk, Connecticut - March 22, 2005 - FactSet Research Systems Inc. (NYSE: FDS), a major supplier of computer-based financial and economic data to the investment community, today announced its results for the second quarter of fiscal 2005.

For the quarter ended February 28, 2005, revenues rose 24.6% compared to the prior year period to $76.5 million, net of clearing fees of $1.3 million. Operating income increased 25.7% to $27.0 million, net income advanced 16.5% to $17.2 million and diluted earnings per share rose 17.2% to $0.34. During the second quarter of fiscal 2004, an income tax benefit relating to the settlement of prior year tax returns for certain state credits was recognized amounting to a $0.02 increase to quarterly earnings per share.

For the six months ended February 28, 2005, revenue increased 24.8% to $150.5 million and operating income rose 24.3% to $52.9 million. Net income grew 17.2% to $33.6 million while earnings per share increased 21.8% to $0.67.

FactSet Research Systems Inc.
Consolidated Statements of Income (Condensed and Unaudited)

	Three Months Ended			Six Months Ended
	Feb 28, 2005 and Feb 29, 2004			Feb 28, 2005 and Feb 29, 2004
(In thousands, except per share data)	2005	2004	Change	2005	2004	Change

Revenues	$76,472	$61,371	24.6%	$150,535	$120,628	24.8%
Income from operations	27,032	21,502	25.7	52,877	42,541	24.3
Net Income	17,170	14,737	16.5	33,567	28,645	17.2
Diluted earnings per share	$0.34	$0.29	17.2	$0.67	$0.55	21.8
Diluted weighted average common shares	50,397	51,246		50,213	52,307

“We are pleased to report another solid quarter of performance,” said Philip A. Hadley, Chairman and CEO. “We attribute our success to the delivery of world class service to a loyal client base, as well as the continued development of products and services that enhance our clients' efficiency.”

As of February 28, 2005, the Company’s 1,437 clients, representing approximately 23,200 users, subscribed to services totaling $307.6 million in subscriptions, an increase of 23.4% in the past fiscal year. Of this total, subscriptions from FactSet’s overseas operations were $82.2 million. FactSet’s client retention rate continued to be above 95%. “Subscriptions” at any given point in time represent the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Other operational highlights of the second quarter of fiscal 2005 include:

•	Revenues from FactSet’s European and Pacific Rim operations were $16.9 million and $3.7 million, up 76.0% and 30.9% respectively, from the same period a year ago.
•	Demand for FactSet’s Portfolio Managers Workstation (PMW) applications continued to rise, with over 405 clients consisting of approximately 3,100 users, subscribing to the services as of February 28, 2005.
•	The Company acquired TrueCourse, Inc., a leading provider of corporate takeover defense intelligence, for $7.7 million on January 4, 2005.
•	FactSet’s IBCentral, an application designed to mirror the daily workflow of an investment banker, was released on January 18, 2005.
•	A three-for-two common stock split on February 4, 2005 resulted in a 50% increase of the Company’s outstanding shares of common stock.
•	As the Company reported in January, Peter Walsh has assumed the position of Senior Vice President, Chief Financial Officer, and Treasurer.

Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of March 22, 2005. Given the number of risk factors,uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Third Quarter Fiscal 2005 Expectations
•	Revenues are expected to range between $77.0 million and $80.0 million.
•	Operating margins are expected to range between 34% and 35%.
•	The effective tax rate is expected to range between 36.8% and 37.4%.

Full Year Fiscal 2005
•	Capital expenditures should total approximately $22 million.

This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions and expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues”, “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the ability to hire qualified personnel; maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; the ability to continue to integrate acquired businesses; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

Conference Call
The Company will host a conference call today, March 22, 2005 at 11:00 a.m. (EST) to review the second quarter fiscal 2005 earnings release. To listen, please visit the investor relations section of the Company's website at www.factset.com.

About FactSet
FactSet Research Systems Inc. is a leading provider of global financial and economic information, including fundamental data on tens of thousands of companies worldwide. Combining more than 200 databases into its own dedicated online service, the Company also provides the tools to download, combine and manipulate the data for investment analysis.

The Company, headquartered in Norwalk, Connecticut, was formed in 1978 and now conducts operations, along with its affiliates, from more than twenty-two locations worldwide, including Boston, New York, Chicago, San Mateo, London, Frankfurt, Paris, Tokyo, Hong Kong, and Sydney.

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition

(In thousands and unaudited)	February 28,	August 31,
ASSETS	2005	2004

Cash and cash equivalents	$ 37,394	$ 78,580
Investments	26,014	19,524
Receivables from clients and clearing brokers, net	67,182	45,935
Deferred taxes	4,759	5,875
Other current assets	3,809	4,834
Total current assets	139,158	154,748
Property, equipment and leasehold improvements, net	46,382	43,909
Goodwill	77,243	19,937
Intangible assets, net	30,060	5,944
Deferred taxes	3,772	3,098
Other assets	2,715	2,291
Total assets	$299,330	$229,927
	=======	=======
LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$ 17,868	$ 21,123
Accrued compensation	9,334	17,328
Deferred fees	18,249	9,530
Dividends payable	2,404	2,182
Current taxes payable	1,360	7,624
Total current liabilities	49,215	57,787
Deferred taxes	7,506	- -
Deferred rent and other non-current liabilities	8,876	7,594
Total liabilities	65,597	65,381

Stockholders’ Equity:
Common stock	541	352
Capital in excess of par value	85,658	60,420
Retained earnings	272,249	243,324
Treasury stock	(130,410)	(139,504)
Accumulated other comprehensive gain (loss)	5,695	(46)
Total stockholders’ equity	233,733	164,546

Total liabilities and stockholders’ equity	$299,330	$229,927
	=======	=======

FactSet Research Systems Inc.
Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	Feb 28,	Feb 29,	Feb 28,	Feb 29,
(In thousands, except per share data and unaudited)	2005	2004	2005	2004

Revenues	$76,472	$61,371	$150,535	$120,628

Cost of services	21,293	18,198	43,300	36,073
Selling, general and administrative	28,147	21,671	54,358	42,014

Total operating expenses	49,440	39,869	97,658	78,087

Income from operations	27,032	21,502	52,877	42,541

Other income	216	687	384	1,422

Income before income taxes	27,248	22,189	53,261	43,963

Provision for income taxes	10,078	7,452	19,694	15,318

Net income	$17,170	$14,737	$33,567	$28,645
	======	======	======	======

Basic earnings per common share	$0.36	$0.30	$0.70	$0.57
	====	====	====	====
Diluted earnings per common share	$0.34	$0.29	$0.67	$0.55
	====	====	====	====
Weighted average common shares (Basic)	48,001	49,392	47,797	50,046
	=====	=====	=====	=====
Weighted average common shares (Diluted)	50,397	51,246	50,213	52,307
	=====	=====	=====	=====

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows	Six Months Ended
	Feb 28,	Feb 29,
(In thousands and unaudited)	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$33,567	$28,645
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	9,081	7,549
Deferred tax provision (benefit)	112	(1,637)
Gain on sale of equipment	- -	(210)
Accrued ESOP contribution	- -	1,320
	42,760	35,667
Changes in assets and liabilities, net of effects of acquisitions
Receivables from clients and clearing brokers, net	(17,134)	(3,075)
Accounts payable and accrued expenses	(5,643)	(634)
Accrued compensation	(6,451)	(5,603)
Deferred fees	1,048	(1,522)
Current taxes payable	(6,421)	1,489
Landlord contributions to leasehold improvements	500	6,092
Other working capital accounts, net	4,432	(117)
Income tax benefits from stock option exercises	5,192	479
Net cash provided by operating activities	18,283	32,776

CASH FLOWS FROM INVESTING ACTIVITIES
(Purchases) Sales of investments, net	(6,452)	31,553
Acquisition of business, net of working capital acquired	(52,098)	- -
Purchases of property, equipment and leasehold improvements	(9,015)	(6,405)
Net cash (used in) provided by investing activities	(67,565)	25,148

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(4,214)	(3,856)
Repurchase of common stock	(280)	(72,205)
Proceeds from employee stock plans	13,319	3,822
Net cash provided by (used in) financing activities	8,825	(72,239)

Effect of exchange rate changes on cash and cash equivalents	(729)	- -
Net decrease in cash and cash equivalents	(41,186)	(14,315)
Cash and cash equivalents at beginning of period	78,580	51,126
Cash and cash equivalents at end of period	37,394	36,811
	======	======